Exhibit 99.1 NEWS RELEASE

VBV LLC ANNOUNCES FIRST GRIND AT ETHANOL PLANT IN BLUFFTON, INDIANA

BLUFFTON, IN – September 11, 2008 (Market Wire) – VBV LLC announced “first grind” today at Indiana Bio-Energy’s ethanol plant in Bluffton, Indiana. The plant is VBV’s first facility to begin ethanol production. VBV’s other ethanol plant, located in Obion, Tennessee, is expected to be completed later this fall.

“The completion of the Bluffton ethanol plant is an important milestone that coincides with equity holder voting on the proposed merger with Green Plains Renewable Energy, Inc.” said Todd Becker, VBV’s Chief Executive Officer. Green Plains Renewable Energy, Inc. (NASDAQ and AMEX: GPRE) is a publicly-traded ethanol producer based in Omaha, Nebraska.

“Once the merger and the plants are complete,” continued Becker, “the combined company will have four ethanol plants producing approximately 330 million gallons per year and grain storage capacity of 22 million bushels, as well as ethanol marketing, blending and distribution.”

First grind is the initial step in the fermentation process.  Following first grind, the plant goes into a start-up phase where systems are tested, calibrated and commissioned.  The Bluffton facility, which is expected to be fully operational by early October, is projected to produce an annual operating output of 110 million gallons of ethanol and 350,000 tons of distillers grain.

“The Bluffton plant is a state-of-the art facility,” said Edgar Seward, Jr., Indiana Bio-Energy’s General Manager. “The plant represents the culmination of more than three years of hard work and dedication. The support of local officials, community leaders and area grain producers has been and will continue to be critical to the success of this project.”

“We are proud of the talented team that we have assembled to successfully operate the plant,” continued Becker. “We appreciate the opportunity to be a part of and support the local economy.”

Additional Information

The proposed merger has been submitted to both Green Plains' shareholders and VBV subsidiaries' members for their consideration. Green Plains has filed a registration statement with the SEC, which includes a proxy statement/prospectus regarding the proposed merger.

GREEN PLAINS' INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION REGARDING VBV AND THE PROPOSED MERGER.

Documents containing information about Green Plains are currently available at the SEC website (www.sec.gov). A free copy of the registration statement is available at that website. Copies of the proxy statement/prospectus can also be obtained, free of charge, by directing a request as follows: Green Plains Renewable Energy, Inc., Attn: Scott B. Poor, Corporate Counsel/Director of Investor Relations, 9420 Underwood Avenue, Suite 100, Omaha NE 68114 or telephone (402) 884-8700. Neither this communication nor the proxy statement/prospectus will constitute an offer to issue Green Plains’ common stock in any jurisdiction outside the United States where such offer or issuance would be prohibited--such an offer or issuance will only be made in accordance with the applicable law of such jurisdiction.

Green Plains and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of Green Plains in connection with the proposed merger transactions. Information about the directors and executive officers of Green Plains is set forth in the proxy statement for Green Plains' 2008 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 18, 2008. Additional information regarding the interests of those participants and other persons who may be deemed participants in the merger transactions may be obtained by reading the proxy statement/prospectus regarding the proposed merger. You may obtain free copies of these documents as described in the preceding paragraph.

About VBV LLC

VBV LLC is a Delaware limited liability company that holds majority interest in Indiana Bio-Energy, LLC, of Bluffton, IN, and Ethanol Grain Processors, LLC, of Obion, TN. Through these two ethanol plant subsidiaries, VBV is expected to have an ethanol operating capacity of 220 million gallons of ethanol per year by fall 2008. VBV has an aggressive mergers and acquisition strategy to integrate and consolidate the ethanol value chain.

VBV’s equity holders include NTR plc and Wilon Holdings S.A. NTR, based in Dublin, Ireland, is a leading international developer and operator of renewable energy and sustainable waste management projects. Wilon Holdings, a company organized under the laws of Panama, is controlled by Alain Treuer, a Switzerland-based entrepreneur and venture capitalist. Mr. Treuer has helped develop successful businesses in diverse sectors such as telecom, renewable energy, consumer goods, internet security and biotechnology

About Green Plains Renewable Energy, Inc.

Green Plains has the strategy of becoming a vertically-integrated, low-cost ethanol producer. Green Plains’ ethanol segment operates two plants in Iowa with a combined operating capacity of 110 million gallons of ethanol per year. Green Plains’ agribusiness segment operates grain storage facilities with a capacity of approximately 19 million bushels. Additionally, the agribusiness segment has complementary agronomy, feed and petroleum businesses.

This news release may contain, among other things, certain forward-looking statements, with respect to each of Green Plains Renewable Energy, Inc. ("Green Plains"), VBV LLC ("VBV") and the combined company following the proposed mergers (the "Mergers") between Green Plains and VBV, and between Green Plains and Indiana Bio-Energy, LLC, and Ethanol Grain Processors, LLC (the "VBV Subsidiaries") and related transactions (the "Merger Transactions"), as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Green Plains, including, without limitation, (i) statements relating to the benefits of the merger, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger Transactions, (ii) statements regarding certain of Green Plains' goals and expectations with respect to shareholder value, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of Green Plains' capitalization, and (iii) statements preceded by, followed by or that include the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "projects," "outlook" or similar expressions. These statements are based upon the current beliefs and expectations of Green Plains' and/or VBV's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Green Plains' control).

The following factors, among others, could cause Green Plains' financial performance to differ materially from that expressed in such forward-looking statements: (i) that the Merger Transactions may not ultimately close for any of a number of reasons, such as Green Plains not obtaining shareholder approval or the VBV subsidiaries not obtaining member approval; (ii) that Green Plains will forego business opportunities while the Merger Transactions are pending; (iii) that prior to the closing of the Merger Transactions, the businesses of Green Plains and VBV may suffer due to uncertainty; (iv) that, in the event the Merger Transactions are completed, the combination of Green Plains and VBV may not result in a stronger company; (v) that the costs related to the Merger Transactions will exceed the forecasted benefits; (vi) the risk that the businesses of Green Plains and/or VBV in connection with the Merger Transactions will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (vii) the risk that expected revenue synergies and cost savings from the Merger Transactions may not be fully realized or realized within the expected time frame; (viii) the risk that revenues following the Merger Transactions may be lower than expected; (ix) operating costs, revenue loss and business disruption following the Merger Transactions, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (x) the inability to obtain governmental approvals of the Merger Transactions on the proposed terms and schedule; (xi) the risk that the strength of the United States economy in general and the ethanol industry specifically may be different than expected results; (xii) potential litigation; (xiii) technological changes; (xiv) the effect of corporate restructurings, acquisitions and/or dispositions, including, without limitation, the Merger Transactions and Green Plains' merger with Great Lakes Cooperative which was consummated on April 3, 2008, and the actual restructuring and other expenses related thereto, and the failure to achieve the expected revenue growth and/or expense savings from such corporate restructurings, acquisitions and/or dispositions; (xv) unanticipated regulatory or judicial proceedings or rulings; (xvi) the impact of changes in accounting principles; (xvii) the impact on Green Plains' and/or VBV's businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; (xviii) the impact of changes in state and federal energy, environmental, agricultural or trade policies, and (xix) Green Plains' success at managing the risks involved in the foregoing.

Green Plains cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning Green Plains, the Merger Transactions or other matters and attributable to Green Plains or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Green Plains does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this filing.

Company Contacts:

Scott B. Poor

(402) 884-8700

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